Exhibit 99.1

Cerecor Appoints Simon Pedder to its Board of Directors

BALTIMORE, MD — April 9, 2018 — Cerecor, Inc. (NASDAQ: CERC), today announced that Simon C. Pedder, Ph.D. has been appointed to its Board of Directors.

“We are delighted to welcome Dr. Pedder to our Board.” said Dr. Uli Hacksell, Chairman of the Board of Cerecor, “With his experience in all stages of drug development and collaborating with the FDA on several products leading to approval, Dr. Pedder is a key addition for the Company. He will provide valuable insights and strategic guidance as we continue to develop our innovative compounds.”

“I am extremely pleased to welcome Dr. Pedder to our Board,” said Peter Greenleaf, Chief Executive Officer and Board Member. “Simon has led and built businesses, experience that will benefit Cerecor as we continue our rapid growth through business development, commercial excellence, and efficient drug development. Importantly, Simon played a key role in the development of Tolcapone, the first FDA approved COMT inhibitor for Parkinson’s and led the development for Northera in Droxidopa, the first FDA approved therapy to demonstrate a symptomatic benefit in patients with neurogenic orthostatic hypotension (nOH). Both are areas of focus for Cerecor.”

Dr. Simon Pedder currently serves as the Chief Business and Strategy Officer, Proprietary Products at Athenex, Inc (NASDAQ: ATNX), a global biopharmaceutical company dedicated to the discovery, development, and commercialization of novel therapies for treatment of cancer. Simon has a long career in drug development including recent leadership roles as President and CEO of Cellectar Biosciences, President and CEO of Chelsea Therapeutics, Vice President of Oncology Pharma Business at Hoffmann-LaRoche, Life Cycle Leader and Global Project Leader of Pegasys/IFN and Head of Hepatitis Franchise at Hoffmann-LaRoche, and Vice President and Head of Drug Development at Shearwater Corporation. Formerly, he was on faculty in the Department of Pharmacology in the College of Medicine at the University of Saskatchewan, where he obtained his Ph.D. in Pharmacology. In addition, Simon obtained a Master of Science in Toxicology from Concordia University, a Bachelor of Science in Environmental Studies from the University of Waterloo, and completed the Roche-sponsored Pharmaceutical Executive Management Program at Columbia Business School.

Dr. Pedder stated, “I am excited about working with the accomplished team at Cerecor. I have known several of the Directors and employees for quite some time, which was instrumental in my decision. I look forward to contributing to the development of Cerecor’s next generation CNS compounds that are poised for success and to the overall success of the Company.”

About Cerecor

Cerecor is a biopharmaceutical company focused on the near-term goal of becoming the leading U.S. pediatric pharmaceutical company while developing innovative therapies that make a difference in the lives of patients. The Company’s pipeline is led by CERC-301, which Cerecor currently intends to explore as a novel treatment for orphan neurologic indications. Cerecor is also developing two pre-clinical stage compounds, CERC-611 and CERC-406. The Company’s R&D efforts are supported by revenues from its franchise of commercial medications led by Poly-Vi-Flor® (multivitamin and fluoride supplement tablet, chewable) and Tri-Vi-Flor® (multivitamin and fluoride supplement suspension/drops). In February 2018, the Company added to its marketed product portfolio by acquiring Karbinal™ ER, AcipHex® Sprinkle™, Cefaclor for Oral Suspension, and Flexichamber™.

For more information about Cerecor, please visit www.cerecor.com.

Forward-Looking Statements

This press release may include forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Cerecor’s control), which could cause actual results to differ from the forward-looking statements. Such statements may include, without limitation, statements with respect to Cerecor’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “continue,” “seeks,” “aims,” “predicts,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” or similar expressions (including their use in the negative), or by discussions of future matters such as: the development of product candidates or products, potential attributes and benefits of product candidates, the expansion of Cerecor’s drug portfolio, Cerecor’s ability to identify new indications for its current portfolio, and new product candidates that could be in-licensed, and other statements that are not historical. These statements are based upon the current beliefs and expectations of Cerecor’s management but are subject to significant risks and uncertainties, including: reliance on key personnel, including Mr. Greenleaf; risks associated with acquisitions, including the need to quickly and successfully integrate acquired assets and personnel; drug development costs, timing and other risks; Cerecor’s cash position and the potential need for it to raise additional capital; and those other risks detailed in Cerecor’s filings with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. Except as required by applicable law, Cerecor expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Cerecor’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

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Maggie Beller

Russo Partners LLC

Maggie.Beller@RussoPartnersLLC.com

646-942-5631